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                                                                 Exhibit 99.10.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-4 of AUL American Individual Variable Annuity Unit Trust of our report dated April 4, 2018, relating to the statutory financial statements of American United Life Insurance Company, and our report dated April 25, 2018, relating to the financial statements and financial highlights of the subaccounts listed in such report, which appear in such Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Indianapolis, Indiana

April 25, 2018